Exhibit 99.1

Equity LifeStyle Properties ELS

Our Story One containing of the nation’s over 140,000 largest sites real in estate 32 states networks and British with 379 Columbia properties Unique business model Own the land costs Low maintenance costs/customer turnover Lease developed sites High-quality real estate locations More than 80 properties with lake, river or ocean frontage More than 100 properties within 10 miles of coastal United States Property locations are strongly correlated with population migration Property locations in retirement and vacation destinations Stable, predictable financial performance and fundamentals Balance sheet flexibility In business for more than 40 years ELS 1

# Property Locations



WA
OR
CA
NV
ID
MT
WY
UT
CO
AZ
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
ME
VT
NH
MA
RI
CT
NJ
DE
MD

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Steady, Predictable Revenue Streams Property Operating Revenue Buckets(1) Property/Site composition Transient 4.6% 201 home manufactured/resort communities Seasonal 3.3% 71,500 sites Annual resorts Right to Use 178 RV resorts 8.1% 68,800 sites Annuals 25,000 Seasonal 9,400 Annual RV Transient 10,300 14.1% Membership sites 24,100 Annual MH 69.9% Note: 1) Property revenue buckets reflect Company’s estimated 2014 property operating revenues, derivable from our guidance furnished with the SEC as Exhibit 99.1 to the Form 8-K filed on All Annual Revenue = 92.0% April 21, 2014 (“ELS Reports First Quarter Results”). 3 ELS

Our Customers Customers own the units they place on our sites Manufactured homes Resort cottages (park models) Recreational vehicles We offer a lifestyle and a variety of product options to meet our customers’ needs term relationships with our customers We seek to create long- Manufactured RV Site ELS Home RV Resort Cottage 4

Favorable Customer Demographics The population of people age 55 and older is expected to grow 26% from 2015 to 2030. U.S. Population Over Age 55 (in millions) RV Owners 8M - 9M RV owners Over 230K RV sales in 2013 Average of 42K RV owners within 100 miles of each ELS resort ELS 120,000,000 100,000,000 80,000,000 60,000,000 40,000,000 20,000,000 0 2015 2020 2025 2030 sum of 55-59 sum of 60-64 sum of 65-69 sum of 70-74 sum of 75+ Note: Sources: University of Michigan’s Survey Research Center 2005, Acxiom 2009, Statistical Surveys 2011, US Census 2008, US Census 2012. 5

Track Record Item IPO Year - 1993 2014 Properties 41 379 Sites 12,312 140,333 States 16 32 FFO Per Share (1) $0.47 $2.71 Normalized FFO Per Share (1) $0.47 $2.72 Common Stock Price (2) $6.44 $41.87 Enterprise Value (3) $296 million $6.1 billion Dividend Paid Cumulative (4) - $16.80 Cumulative Total Return (5) - 1,612% S&P 500 Total Return (5) - 546% Note: 1) See page 18 for definition of FFO and Normalized FFO. The 1993 amount was determined from amounts presented in the 1996 Form 10-K. The 2014 FFO Per Share and Normalized FFO Per Share amounts are the midpoint of the estimated 2014 FFO Per Share and Normalized FFO Per Share ranges disclosed in our guidance furnished with the SEC as Exhibit 99.1 to the Form 8-K filed on April 21, 2014. 2) The 1993 stock price is adjusted for the stock split; the 2014 price is the closing price as of April 30, 2014. 3) The 2014 enterprise value is as of April 30, 2014. See page 9. 4) Source: SNL Financial. Includes dividends paid from IPO date of February 25,1993 through April 30, 2014 and adjusted for the stock split. 5) Source: SNL Financial from IPO through April 30, 2014 (calculation assumes common dividend reinvestment). Equity Lifestyle Properties, Inc. - 5 Years Total Return (%) 200.00 150.00 100.00 50.00 0.00 Apr-09 Oct-09 Apr-10 Oct-10 Apr-11 Oct-11 Apr-12 Oct-12 Apr-13 Oct-13 Apr-14 (50.00) ELS (139.76%) SNL US REIT Equity (181.31%) S&P 500 (140.02%) 5-Year Total Return Performance Equity Lifestyle Properties, Inc. - 10 Years Total Return (%) 250.00 200.00 150.00 100.00 50.00 0.00 (50.00) Apr-04 Apr-05 Apr-06 Apr-07 Apr-08 Apr-09 Apr-10 Apr-11 Apr-12 Apr-13 Apr-14 ELS (218.08%) SNL US REIT Equity (180.20%) S&P 500 (109.32%) 10-Year Total Return Performance Notes: Source: SNL Financial 1) Total return calculation assumes dividend reinvestment. 2) SNL US REIT Equity; Includes all publicly traded (NYSE, NYSE Amex, NASDAQ, OTC BB, Pink Sheets) Equity REITs in SNL’s coverage universe. els 6

Consistent REIT Industry Apartments ELS Industry Average - 2.3% Apartments Average - 2.6% ELS Average - 3.7% 10.0% Same Store 9.5% 9.0% 8.5% NOI Growth and 8.0% 7.5% Outperformance 7.0% 6.5% 6.0% 5.5% 5.0% 4.5% 4.0% 3.5% Q3 1998-Q1 2014(1) 3.0% 2.5% 2.0% 1.5% Same Store NOI Averages: 1.0% 0.5% ELS 3.7% 0.0% -0.5% REITs 2.3% -1.0% -1.5% Apartments 2.6% -2.0% -2.5% -3.0% -3.5% -4.0% -4.5% -5.0% ELS has maintained -5.5% -6.0% positive same store -6.5% -7.0% NOI growth in all -7.5% -8.0% quarters since at 3Q98 1Q99 3Q99 1Q00 3Q00 1Q01 3Q011Q02 3Q02 1Q033Q031Q04 3Q04 1Q05 3Q05 1Q06 3Q06 1Q07 3Q07 1Q08 3Q08 1Q09 3Q09 1Q103Q101Q113Q111Q12 3Q12 1Q13 3Q13 1Q14 least Q3 ‘98. Note: 1) Source for Same Store NOI data: Citi Investment Research, May 2014. Earliest quarter collected by Citi is third quarter of 1998. “REIT Industry” includes an index of REITs across a variety of asset classes, including regional malls, shopping centers, multifamily, student housing, manufactured homes, self storage, office, industrial, mixed office and specialty. els 7

ELS vs. Multifamily (1) Same Store NOI Indexed Growth Same Store NOI Indexed Growth NOI ELS growth compounded rates significantly Same Store 170 outperformed the REIT Multifamily industry since 1999 160 150 140 FFO Multiples ELS Multifamily (4) 130 120 1996-2001 (3) 13.2x 10.7x 110 2002-2012 (3) 16.8x 16.8x 100 2013 17.3x 17.0x 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 20092010 2011 2012 2013 Multi-family Index (2) ELS Index (2) Note: 1) Source: Citi Investment Research, May 2014. Same Store Indexed Growth assumes initial investment of $100 multiplied by the annual same store NOI growth rate. 2) Source: Citi Investment Research, May 2014. Averages equal annualized quarterly same store NOI averages collected by Citi. 3) Source: SNL Financial. Average FFO Multiple for the period calculated on trailing 12-month basis. Multiple equals stock price divided by t-12 month FFO per share. 4) The Multi-family Index FFO multiples include only US companies that report FFO. 8 els

Capital Structure As of April 30, 2014 (in millions) Total enterprise value is $6.1 billion Debt to enterprise value is 35.8% $380 million available line of credit Note: 1) Stock price as of April 30, 2014. 9 OPU’s $318.8, 5.2% Term Loan $200.0, 3.3% Preferred $136.1, 2.2% Mortgage Debt $1,995.4 32.5% Common(1) $3,488.9 56.8% els 9

Performance Update 197 Manufactured Home Communities(1) 177 RV Resorts(1) (2) occupancy of 92% Core resort income Core growth for the month Core (3) occupancy has grown 18 consecutive ended 4/30/2014 is 6.8% quarters through 3/31/2014 Annual growth rate for the month ended Core community base rental income growth is 5. (3) 4/30/2014 4% for the month ended 4/30/2014 is 3.0%(3) Note: 1) Excludes joint venture sites. 2) Core Portfolio is defined as properties acquired prior to December 31, 2012. The Core Portfolio may change from time-to-time depending on acquisitions, dispositions and significant transactions or unique situations. 3) Compared to the month ended April 30, 2013. 10 els

Safe Harbor Statement

Under the Private Securities Litigation Reform Act of 1995:

The forward-looking statements contained in this presentation are subject to certain economic risks and uncertainties described under the heading "Risk Factors" in our 2013 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. See Form 8-K filed April 21, 2014 for the full text of our forward-looking statements. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. All projections are based on 2014 budgets, reforecasts and proforma expectations on recent investments.

Non GAAP Financial Measures

Net Income to FFO and Normalized FFO Reconciliation (in millions)

Computation of funds from operations	2010	2011	2012	2013	2014[1]
Net income available for common shares	$38.4	$22.8	$54.8	$106.9	$118.4
Income allocated to common OP units	5.9	3.1	5.1	9.7	10.8
Series B Redeemable Preferred Stock Dividends	-	0.5	-	-	-
Deferral of right-to-use contract revenue and commissions, net	9.4	7.1	3.5	3.3	2.8
Depreciation on real estate assets and other	69.3	81.2	100.0	102.7	101.0
Depreciation on rental homes	2.8	4.3	6.1	6.5	11.0
Depreciation on discontinued operations	-	-	-	1.5	-
Amortization of in-place leases	-	28.5	45.1	1.9	4.0
(Gain) loss on real estate	0.2	-	(4.6)	(41.5)	-
Funds from operations	126.0	147.4	210.0	191.0	248.0
Change in fair value of contingent consideration asset	-	-	(0.5)	1.4	(0.1)
Transaction costs	0.4	18.5	0.2	2.0	0.5
Loss from early extinguishment of debt	-	-	0.5	37.9	-
Goodwill impairment	3.6	-	-	-	-
Normalized funds from operations	$130.0	$165.9	$210.2	$232.3	$248.4

Note:

1) The 2014 amount is the midpoint of an estimated range. See our guidance furnished with the SEC as Exhibit 99.1 to the Form 8-K filed on April 21, 2014.

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Non GAAP Funds from Operations (“FFO”) is a non-GAAP financial measure. We believe FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is generally an appropriate measure of performance Financial for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative Measures to these indicators in evaluating liquidity or operating performance. We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, impairments, if any, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the up-front non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO. Normalized Funds from Operations (“Normalized FFO”) is a non-GAAP measure. We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items. We believe that FFO and Normalized FFO are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of depreciation, amortization and actual or estimated gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to mergers and acquisitions and the change in fair value of our contingent consideration asset from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items. Investors should review FFO and Normalized FFO along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. We compute FFO in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Normalized FFO presented herein is not necessarily comparable to normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount. FFO and Normalized FFO do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. 12 els

Equity LifeStyle Properties Two North Riverside Plaza, Chicago, Illinois 60606 800-247-5279 | www.EquityLifeStyle.com